EXHIBIT 99
                                 FOR MORE INFORMATION, PLEASE CONTACT:
                                                Dale E. Redman
                                                Executive Vice President &
                                                Chief Financial Officer
                                                504.987.2385 or 800.234.8232

                                 FOR IMMEDIATE RELEASE: January 26, 1998

              UNITED COMPANIES ANNOUNCES EARNINGS EXPECTED FOR THE FOURTH QUARTER AND FORECASTS FUTURE PRODUCTION AND EARNINGS

BATON ROUGE, LA - United Companies Financial Corporation (NYSE: UC) today announced that it expects to earn between $.20 and $.30 per share from continuing operations for the fourth quarter of 1997. These expected earnings are before the previously announced $.15 charge per share arising from the settlement of a lawsuit related to the 1993 divestiture of Foster Mortgage and a writeoff related to the 1996 sale of its former life insurance company.

J. Terrell Brown, Chairman and Chief Executive Officer of United Companies, stated, "We accomplished our annual loan growth goal of 30% in 1997. Production for the fourth quarter totaled $996 million, an increase of 28% over the same period in 1996. However, widening of spreads to the U.S. treasuries by 17 to 26 basis points on the pass through certificates sold in our fourth quarter securitizations, increased expenses related to the Company's entrance into the Texas market and continued expansion of its retail infrastructure and an adjustment to the prepayment rate assumption utilized in the loan sale gain computation on our 3/27 hybrid loan product combined to negatively affect our fourth quarter."

Brown added, "We estimate, based on what we know today, that our loan production levels for 1998 will be approximately $3.6 billion: approximately $2 billion from UC Lending, $700 million from Unicor Mortgage, $300 million from Ginger Mae, $200 million from UC Acquisition and $400 million from United Companies Funding. I expect on the basis of our current information that we will meet our loan production goal in 1998 and grow those levels approximately 20% in 1999."

The Company announced that beginning in the first quarter of 1998 and going forward, it expects that the gain on sale will be in the range of 6% to 7% of loans sold. "This gain approximates the "cash gain" we believe the Company could receive in a whole loan secondary market sale at the present time," said Dale E. Redman, Executive Vice President and Chief Financial Officer. The anticipated lower gains are based on the Company's analysis of several factors, including the continued use of the higher prepayment rate assumption on the Company's 3/27 loan product which is now accounting for approximately 30% of production and the Company's


                                  -CONTINUED-

UC ANNOUNCES EARNINGS EXPECTED FOR THE FOURTH QUARTER AND FORECASTS FUTURE PRODUCTION AND EARNINGS - PAGE 2 OF 6

intent to use alternative securitization structures that focus on improving cash flow. Also, the Company expects a proposed change in accounting rules by the Financial Accounting Standards Board (FASB) to allow the classification of interest only and residual certificates as "available for sale" assets will be adopted in 1998, which will reduce the amount of earnings recorded at the time of sale.

Considering the Company's loan production goals and the anticipated 6% to 7% gains on the sale of those loans, Mr. Redman estimated earnings per share in 1998 would be in the approximate range of $1.25 to $1.75 per share, increasing to approximately $2.50 to $3.00 per share in 1999. Both Mr. Brown and Mr. Redman cautioned that their views on estimated future production and earnings levels were subject to a number of risks and uncertainties as set forth in the "safe harbor" statement below.

During 1997, United Companies increased its home equity servicing portfolio by 37% to a balance of $5.5 billion at year end. The percentage of home equity loans thirty days or more delinquent decreased to 10.63% at December 31, 1997 compared to 11.24% at September 30, 1997. This percentage was 10.60% at December 31, 1996. Net charge-offs on home equity loans were $9.3 million for the fourth quarter compared to $7.6 million for the previous third quarter, and were $31 million for the year of 1997 compared with $17.1 million for 1996. The charge-off rate on the average home equity loans outstanding for the twelve months ended December 31, 1997 and 1996 was 0.65% and 0.51%, respectively.

The Company also provided the following prepayment assumption information relating to its loan sale gain computations:

     o With its fixed rate product, the Company currently assumes a life-to-date prepayment speed of 24% based on a seasoning curve that begins at 9% in month one, increases to 27% in month twelve, increases to 30% in month 20 and stays constant until month 36, ramps down to 17% in month 53 and remains constant at this rate until maturity. At December 31, 1997, the Company had $3.3 billion in fixed rate home equity loans in its servicing portfolio.

     o The Company currently assumes a life-to-date prepayment speed of 28%, based on a seasoning curve, for its adjustable rate product ("ARMs"). The curve begins at 14% in month one, reaches 32% by month 12, increases to 34% in month 18 and stays constant until month 28 when it declines to 33% and remains at this rate until month 48, then ramps down to 17% in month 56 and remains at 17% until maturity. At December 31, 1997 the Company had $1.2 billion in ARMs in its servicing portfolio.

                                 - continued -

UC ANNOUNCES EARNINGS EXPECTED FOR THE FOURTH QUARTER AND FORECASTS FUTURE PRODUCTION AND EARNINGS - PAGE 3 OF 6


     o The Company currently assumes a life-to-date prepayment speed of 24%, based on a seasoning curve for its hybrid loan products. The curve begins at 4% in month one, increases to 22% in month 12, continues to increase to 30% in month 30 and stays constant until month 40, ramps down to 20% by month 56 and remains constant at this rate until maturity. At December 31, 1997 the Company had $1.0 billion in hybrid loans in its servicing portfolio.

For each loan product type, the Company stated that the actual prepayment performance of the loans closely matches the prepayment assumptions set forth above.

In its loan sale gain calculation, the Company has historically used a discount rate of approximately 10% and projected cumulative losses of approximately 250 basis points for its fixed rate and hybrid loan products and 200 basis points for ARMs.

Mr. Redman commented, "It is quite apparent to us that the equity market valuations for even the premier companies in this specialty lending industry will continue to be impaired unless the "quality of earnings" issue is addressed. Disclosure of our prepayment, loan loss and discount rate assumptions and the related historical performance of our loan pools is intended to further the goal of better investor understanding of the Company's financial reporting. We are hopeful that others in the industry will follow our lead." Mr. Redman continued, "Disclosure of this information is intended to eliminate uncertainties concerning assumptions utilized by the Company in the gain on sale accounting method and ultimately benefit our shareholders."

The following is a "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release that are not historical facts are forward looking statements based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by management. Actual results may differ from those projected in the forward looking statements. These forward looking statements involve risks and uncertainties, including but not limited to the following risks: changes in the performance of the financial markets, in the demand for and market acceptance of United Companies' products, and in general economic conditions, including interest rates; presence of competitors with greater financial resources and the impact of competitive products and pricing; the effect of the Company's policies; the continued availability to the Company of adequate funding sources; actual prepayment rates and credit losses of loans sold as compared to prepayment rates and credit losses assumed by the Company at the time of sale for purposes of its gain on sale computations; the effect of changes in market interest rates on the spread between the coupon rate on loans sold and the pass through rate on securities backed by such loans issued by the Company in securitzation transactions and on the discount rate assumed by the Company in its gain on sale


                                  -continued-

UC ANNOUNCES EARNINGS EXPECTED FOR THE FOURTH QUARTER AND FORECASTS FUTURE PRODUCTION AND EARNINGS - PAGE 4 OF 6

computations; and various legal, regulatory and litigation risks. Investors are also directed to other risks discussed in documents filed by the Company with the Securities and Exchange Commission including without limitation "Investment Considerations" in the prospectus supplement of the Company dated June 17, 1997, relating to the sale of the subordinated notes described therein. The Company assumes no obligation to update the information included in this press release.

CONFERENCE CALL:

The Company will further discuss the expected results of operations and expected future production and earnings levels on a conference call set for 8:30 a.m. EST Tuesday, January 27, 1998. To participate in the conference call, please dial (800) 553-0318 for domestic calls and (612) 332-1025 for international calls. A replay of the conference call will be available beginning January 27, 1998 at 12:30 p.m. EST and the call will run through midnight, Thursday, January 29, 1998. To access the replay, please dial (800) 475-6701 for domestic calls and (320) 365-3844 for international. The access code is 375066.

United Companies is one of the leading originators of non-traditional mortgage loan products throughout the United States. Through its five channels of origination, the Company lends to a customer base of homeowners with consumer borrowing needs who are not able to access conventional credit. The Company's Common and Preferred stock trade on the New York Stock Exchange under the symbols "UC" and "UCPRI" respectively.

*See the following pages for additional information.

         The following table provides certain contractual delinquency and default information for home equity loans serviced as of the dates indicated:

                                      DECEMBER 31, 1997        SEPTEMBER 30, 1997          DECEMBER 31, 1996
                                   ------------------------- -------------------------  ---------------------------
                                                    % OF                      % OF                         % OF
                                   CONTRACTUAL   CONTRACTUAL CONTRACTUAL   CONTRACTUAL  CONTRACTUAL     CONTRACTUAL
                                     BALANCE       BALANCE     BALANCE       BALANCE      BALANCE         BALANCE
                                   -----------   ----------- -----------   -----------  -----------     -----------
                                                                (DOLLARS IN THOUSANDS)
Home equity loans
  serviced..................       $5,528,923                $5,001,501                 $4,040,138
                                                             ==========                 ==========
Delinquency
  30-59 days ...............       $  176,882       3.20%    $  185,426        3.71%    $  136,976          3.39%
  60-89 days ...............           57,975       1.05         47,602        0.95         53,124          1.31
  90+ days .................           46,873       0.85         24,911        0.50         28,663          0.71
                                   ----------      -----     ----------       -----     ----------         -----
                                      281,730       5.10        257,939        5.16        218,763          5.41
                                   ----------      -----     ----------       -----     ----------         -----
Defaults
  Foreclosures in process ..          189,801       3.43        190,743        3.81        135,779          3.36
  Bankruptcy ...............          115,856       2.10        113,673        2.27         73,887          1.83
                                   ----------      -----     ----------       -----     ----------         -----
                                      305,657       5.53        304,416        6.08        209,666          5.19
                                   ----------      -----     ----------       -----     ----------         -----
Total delinquency
    and defaults ...........       $  587,387      10.63%    $  562,355       11.24%    $  428,429         10.60%
                                   ==========      =====     ==========       =====     ==========         =====



       The following table provides certain contractual delinquency and default data with respect to the Company's home equity loans serviced, by year of production, as of the dates indicated:

                                                              DECEMBER 31, 1997
                     ---------------------------------------------------------------------------------------------------
                                                                                       DEFAULTS
                                                                           -------------------------------
                                              DELINQUENCY                  FORECLOSURES                         TOTAL
                     CONTRACTUAL     ------------------------------------       IN       BANK-               DELINQUENCY
YEAR OF PRODUCTION     BALANCE       30-59   60-89      90+       TOTAL       PROCESS    RUPTCY      TOTAL    & DEFAULTS
------------------   ------------    -----   -----    -------   ---------  ------------ --------    -------  -----------
                                                             (DOLLARS IN THOUSANDS)
1991 & prior ..    $   75,114        4.79%   1.06%      1.56%     7.41%        4.92%       5.72%      10.64%     18.05%
1992 ..........        43,134        5.21%   1.72%      2.28%     9.21%        4.82%       5.23%      10.05%     19.26%
1993 ..........       135,399        4.59%   1.12%      1.01%     6.72%        4.79%       5.30%      10.09%     16.81%
1994 ..........       302,819        4.95%   1.54%      1.47%     7.96%        6.17%       6.79%      12.96%     20.92%
1995 ..........       710,685        5.04%   1.59%      1.46%     8.09%        7.80%       5.66%      13.46%     21.55%
1996 ..........     1,544,278        4.54%   1.50%      1.22%     7.26%        5.39%       2.28%       7.67%     14.93%
1997 ..........     2,717,494        1.62%   0.58%      0.35%     2.55%        0.74%       0.23%       0.97%      3.52%
                   ----------
    Total .....    $5,528,923        3.20%   1.05%      0.85%     5.10%        3.43%       2.10%       5.53%     10.63%
                   ==========



                                                              DECEMBER 31, 1996
                     ---------------------------------------------------------------------------------------------------
                                                                                       DEFAULTS
                                                                           -------------------------------
                                              DELINQUENCY                  FORECLOSURES                         TOTAL
                     CONTRACTUAL     ------------------------------------       IN       BANK-               DELINQUENCY
YEAR OF PRODUCTION     BALANCE       30-59   60-89      90+       TOTAL       PROCESS    RUPTCY      TOTAL    & DEFAULTS
------------------   ------------    -----   -----    -------   ---------  ------------ --------    -------  -----------
                                                            (DOLLARS IN THOUSANDS)
1990 & prior...      $     75,252    5.12%     1.20%    1.22%     7.54%       5.97%       4.85%      10.82%      18.36%
1991...........            38,114    5.26%     0.97%    0.83%     7.06%       5.45%       6.59%      12.04%      19.10%
1992...........            63,842    4.74%     1.74%    1.97%     8.45%       5.87%       5.40%      11.27%      19.72%
1993...........           199,037    4.39%     1.28%    1.07%     6.74%       4.94%       5.05%       9.99%      16.73%
1994...........           451,224    5.15%     1.58%    0.92%     7.65%       4.70%       6.37%      11.07%      18.72%
1995...........         1,069,818    4.75%     2.12%    1.17%     8.04%       2.64%       6.26%       8.90%      16.94%
1996...........         2,142,851    2.11%     0.86%    0.35%     3.32%       0.20%       0.95%       1.15%       4.47%
                     ------------
    Total......      $  4,040,138    3.39%     1.31%    0.71%     5.41%       3.36%       1.83%       5.19%      10.60%
                     ============

       The following table provides certain pool factors and cumulative losses with respect to the Company's home-equity loans by year of production:


                                                                     CUMULATIVE
     YEAR                HOME-EQUITY                                NET LOSSES AS
      OF                    LOAN                   POOL                % OF
  PRODUCTION             PRODUCTION               FACTOR(1)          PRODUCTION
---------------        ---------------        ---------------      --------------
                              (DOLLARS IN THOUSANDS)
FIXED
-----
     1993              $       500,900            0.2542                1.98%
     1994              $       837,901            0.3469                2.01%
     1995              $     1,130,715            0.4727                1.03%
     1996              $     1,383,714            0.7128                0.11%
     1997              $     1,373,984            0.9342                0.00%

ARM
---
     1993              $        38,968            0.2065                1.64%
     1994              $        70,920            0.1716                0.55%
     1995              $       410,922            0.4289                0.58%
     1996              $       860,744            0.6482                0.05%
     1997              $     1,513,667            0.9473                0.00%

(1) Pool Factor - Percentage of the year's production remaining outstanding at December 31, 1997.

                     UNITED COMPANIES FINANCIAL CORPORATION



                                            TOTAL           TOTAL
                                            1994            1995           1996 Q1       1996 Q2         1996 Q3          1996 Q4
                                        -------------------------------------------------------------------------------------------
                                                                          (DOLLARS IN THOUSANDS)
LOAN PRODUCTION
---------------
    HOME EQUITY
        UC Lending
           Fixed-rate                   $  679,466      $  740,707      $  183,552      $  153,725      $  147,271      $  195,933
           Arm                              11,560         198,369          80,020         126,908         127,862          95,584
                                        ----------      ----------      ----------      ----------      ----------      ----------
           Total UC Lending                691,026         939,076         263,572         280,633         275,133         291,517
                                        ----------      ----------      ----------      ----------      ----------      ----------
        Unicor
           Fixed-rate                      146,832         337,802          95,141         163,057         142,025         142,622
           Arm                              45,248          85,208           6,805           4,502          10,242           5,710
                                        ----------      ----------      ----------      ----------      ----------      ----------
           Total Unicor                    192,080         423,010         101,946         167,559         152,267         148,332
                                        ----------      ----------      ----------      ----------      ----------      ----------
        Ginger Mae
           Fixed-rate                        9,864          44,497          16,650          32,423          28,400          37,606
           Arm                                 201           6,351             722             888           1,375             820
                                        ----------      ----------      ----------      ----------      ----------      ----------
           Total Ginger Mae                 10,065          50,848          17,372          33,311          29,775          38,426
                                        ----------      ----------      ----------      ----------      ----------      ----------
           Sub total                       893,171       1,412,934         382,890         481,503         457,175         478,275
                                        ----------      ----------      ----------      ----------      ----------      ----------
        UCFI
           Fixed-rate                            -               -               -               -               -           3,170
                                        ----------      ----------      ----------      ----------      ----------      ----------
        Asset Acquisition
           Fixed-rate                        1,739           7,709           8,392           8,674           4,963          20,110
           Arm                              13,911         120,894           3,382         141,074           5,922         248,928
                                        ----------      ----------      ----------      ----------      ----------      ----------
           Total Asset Acq                  15,650         128,603          11,774         149,748          10,885         269,038
                                        ----------      ----------      ----------      ----------      ----------      ----------
           Total home equity loans         908,821       1,541,537         394,664         631,251         468,060         750,483
                                        ----------      ----------      ----------      ----------      ----------      ----------
    CHATTEL
        UC Lending                               -               -               -               -               -           1,289
        Ginger Mae                               -               -               -               -               -               -
        UCFI                                     -             887          14,903          37,299          34,026          29,403
                                        ----------      ----------      ----------      ----------      ----------      ----------
           Total chattel loans                   -             887          14,903          37,299          34,026          30,692
                                        ----------      ----------      ----------      ----------      ----------      ----------
           Total                        $  908,821      $1,542,424      $  409,567      $  668,550      $  502,086      $  781,175
                                        ==========      ==========      ==========      ==========      ==========      ==========

                                           Total                                                                           Total
                                           1996           1997 Q1         1997 Q2         1997 Q3         1997 Q4          1997
                                        -------------------------------------------------------------------------------------------
                                                                          (Dollars in Thousands)
LOAN PRODUCTION
---------------
    HOME EQUITY
        UC Lending
           Fixed-rate                   $  680,481      $  179,337      $  145,377      $  174,129      $  182,556      $  681,399
           Arm                             430,374         115,279         224,944         248,290         243,118         831,631
                                        ----------      ----------      ----------      ----------      ----------      ----------
           Total UC Lending              1,110,855         294,616         370,321         422,419         425,674       1,513,030
                                        ----------      ----------      ----------      ----------      ----------      ----------
        Unicor
           Fixed-rate                      542,845         132,065         108,230         102,569          96,771         439,635
           Arm                              27,259           3,666          21,155          50,101          52,292         127,214
                                        ----------      ----------      ----------      ----------      ----------      ----------
           Total Unicor                    570,104         135,731         129,385         152,670         149,063         566,849
                                        ----------      ----------      ----------      ----------      ----------      ----------
        Ginger Mae
           Fixed-rate                      115,079          33,121          41,286          37,897          34,223         146,527
           Arm                               3,805              46          10,786          20,842          33,196          64,870
                                        ----------      ----------      ----------      ----------      ----------      ----------
           Total Ginger Mae                118,884          33,167          52,072          58,739          67,419         211,397
                                        ----------      ----------      ----------      ----------      ----------      ----------
           Sub total                     1,799,843         463,514         551,778         633,828         642,156       2,291,276
                                        ----------      ----------      ----------      ----------      ----------      ----------
        UCFI
           Fixed-rate                        3,170           6,419           7,078          16,693          25,966          56,156
                                        ----------      ----------      ----------      ----------      ----------      ----------
        Asset Acquisition
           Fixed-rate                       42,139           6,905           3,926           6,821          32,615          50,267
           Arm                             399,306          66,633         140,635          41,590         241,094         489,952
                                        ----------      ----------      ----------      ----------      ----------      ----------
           Total Asset Acq                 441,445          73,538         144,561          48,411         273,709         540,219
                                        ----------      ----------      ----------      ----------      ----------      ----------
           Total home equity loans       2,244,458         543,471         703,417         698,932         941,831       2,887,651
                                        ----------      ----------      ----------      ----------      ----------      ----------
    CHATTEL
        UC Lending                           1,289           2,690           3,243           4,755           3,841          14,529
        Ginger Mae                               -              25              43               6               -              74
        UCFI                               115,631          38,910          50,154          56,343          50,191         195,598
                                        ----------      ----------      ----------      ----------      ----------      ----------
           Total chattel loans             116,920          41,625          53,440          61,104          54,032         210,201
                                        ----------      ----------      ----------      ----------      ----------      ----------
           Total                        $2,361,378      $  585,096      $  756,857      $  760,036      $  995,863      $3,097,852
                                        ==========      ==========      ==========      ==========      ==========      ==========